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                                  Exhibit 10.21

           M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP (Landlord)
                        TRIPLE NET LEASE AGREEMENT
                                    FOR
                         GENE LOGIC, INC. (Tenant)


                             TABLE OF CONTENTS

Paragraph                                                               Page No.
1. Leased Premises.......................................................   1

2. Term..................................................................   2

3. Security Deposit......................................................   3

4. Rental Payments.......................................................   4
    4.1. Definitions.....................................................   5
    4.2. Utilities.......................................................   5
    4.3. Escrow Agreement................................................   7

5. Conditions of Tenant's Occupancy and Possession.......................   8
    5.1. Use Restrictions and Rules......................................   8
    5.2. Improvements by Tenant..........................................   9
    5.3. Maintenance.....................................................  10
    5.4. Conduct on Leased Premises......................................  11
    5.5. Insurance.......................................................  11
    5.6. Liens...........................................................  12
    5.7. Environmental Assurances........................................  12
         (a) Covenants...................................................  12
         (b) Indemnification.............................................  14
         (c) Definitions.................................................  14

6. Landlord's Rights and Responsibilities................................  15
    6.1. Access..........................................................  15
    6.2. Building Repairs................................................  15
    6.3. Performance of Tenant's Responsibilities by Landlord............  16
    6.4. Loss, Damage, Injury............................................  16
    6.5. Mutual Indemnity................................................  16

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7. Damage and Destruction................................................  17

8. Condemnation..........................................................  18

9. Holding Over..........................................................  18

10. Default..............................................................  19
    10.1.Events of Default...............................................  19
    10.2.Effect of Default...............................................  20
    10.3 Termination of Lease and Possession of Leased Premises..........  21

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    10.4 Damages.........................................................  21
    10.5 Confession of Judgment..........................................  21

11. Legal and General Provisions.........................................  22
    11.1 Assignment/Subletting...........................................  22
    11.2 Estoppel Certificates...........................................  23
    11.3 Subordination...................................................  23
    11.4 Attornment......................................................  24
    11.5 Landlord's Liability............................................  24
    11.6 Authority.......................................................  24
    11.7 Notices.........................................................  24
    11.8 Severability, Enforceability....................................  25
    11.9 Captions........................................................  25
    11.10.Recordation....................................................  25
    11.11 Successors and Assigns.........................................  26
    11.12 Commissions....................................................  26
    11.13 Quiet Enjoyment................................................  26
    11.14 Force Majeure..................................................  26
    11.15 Waiver of Jury Trial...........................................  27
    11.16 Miscellaneous..................................................  27

12. Contingency..........................................................  27

Exhibit A - The Land
Exhibit B - Leased Premises
Exhibit C - Tenant's Use
Exhibit D - List of Covenants Affecting Leased Premises

Schedule I - Items Belonging to Landlord to Remain in the Leased Premises as of
             the Commencement Date

Schedule II - Items Purchased by Tenant to Remain Property of
              Tenant after Lease Expiration

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                                LEASE AGREEMENT


    THIS AGREEMENT OF LEASE is made this 7th day of May, 1997, by and between M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Maryland (hereinafter referred to as "Landlord"), and GENE LOGIC, INC., a Delaware corporation (hereinafter referred to as "Tenant").

    WITNESSETH, that the parties hereby covenant, promise and agree as follows:

    1.   Leased Premises

         1.1. Landlord is the owner of a building containing approximately 75,500 square feet (the "Building") constructed on land leased by Landlord and designated as Parcel M-2 (the "Land") on the Plat entitled, "Parcels M-2 and M-3, A Resubdivision of Parcel M-1, Plat No. 5194", which plat is recorded among the Land Records of Howard County, Maryland as Plat No. 5693. The Land contains approximately 11 acres, is located at 10150 Columbia Road in the Rivers Corporate Park (the "Park") in Howard County, Maryland (the "County"), and is more particularly shown on Exhibit A attached hereto incorporated by reference herein and initialed by the parties. The Land, the Building, the easements and rights appurtenant thereto (including those established by certain declarations of covenants recorded prior hereto among the Land Records of the County), and the sidewalks, areaways, parking areas, driveways, loading areas, gardens and lawns surrounding the Building and located on the Land are collectively hereinafter called the "Real Property". Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, that portion of the Building containing approximately 12,500, rentable square feet as more particularly described on Exhibit B attached hereto incorporated by reference herein and initialed by the parties (the "Leased Premises") for the "Lease Term" (as hereinafter defined).

    Tenant shall be entitled to the use in common with other tenants of the Building of the parking areas on the Real Property. Such use shall be non-exclusive, at no additional cost, and on a first come-first serve basis, subject to such reasonable rules and regulations as Landlord may from time to time promulgate therefor.

    The rentable square feet of the Leased Premises will be




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verified, and adjusted as necessary.  The calculation of Basic Annual Rent will also be appropriately adjusted if the measurement of the Leased Premises reflects a measurement different from 12,500.

         1.2. Tenant has been leasing a portion of the Leased Premises from the former tenants of the Building (Crop Genetics International Corporation ["Crop Genetics"] or its parent (biosys, Inc.) (Crop Genetics and biosys, Inc. are herein collectively "biosys") since May 2, 1996.

         1.3. The Leased Premises shall be delivered to Tenant in "AS-IS" condition except that Landlord shall (i) make reasonable repairs to the roof over the Leased Premises provided the cost of repairs to the roof does not exceed Five Thousand Dollars ($5,000.00); and (ii) make reasonable repairs as requested by Tenant and agreed to by Landlord to the slab of the Leased Premises, and the HVAC and other Building systems affecting the Leased Premises, provided the aggregate cost of such repairs does not exceed Six Thousand Dollars ($6,000.00). Tenant acknowledges that Landlord has no responsibility whatsoever with respect to any equipment, trade fixtures, laboratory area items or systems, humidifiers, furniture or similar items now within the Leased Premises and same are delivered without representation or warranty whatsoever for Tenant's use during the Lease Term subject to Sections 5.2 and 5.3 hereof. Tenant further understands and acknowledges that certain equipment and systems now in the Leased Premises have been sold by biosys and may be removed by such buyer upon reasonable prior notice to Tenant. Landlord and Tenant acknowledge that those items listed on Schedule I attached hereto and incorporated by reference herein are (among other items) the property of Landlord and will not be so removed. Tenant understands that the buyer will commence its move on or about April 7, 1997 and anticipates that such move will take two or three weeks to complete.

    2. Term. Provided Escrow Agent shall have received from Tenant simultaneously with Tenant's execution of this Lease Twenty-five Thousand Dollars ($25,000.00) (the "Term Fee") to be held by Escrow Agent (hereinafter defined) and delivered to Landlord pursuant to Section 4.3 below, this Lease shall be for an initial term commencing on the day after the contingency set forth in Section 12 below has been satisfied, but shall be effective as of April 1, 1997 (the "Commencement Date") and terminating at 11:59 p.m. on September 30, 1997, unless thereafter

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continued on a month-to-month basis because neither Tenant nor Landlord has elected to terminate this tenancy by giving the other at least sixty (60) days prior written notice to so terminate. No such notice shall be effective to terminate the Lease prior to September 30, 1997. Notwithstanding the foregoing, this Lease may be terminated at any time pursuant to Section 10 hereof if Tenant is in default of its obligations hereunder after the running of any applicable notice and cure period pursuant to Section 10.1 hereof. Prior to the expiration of said 60-day period or any applicable notice and cure period Tenant shall have vacated the Leased Premises and removed all of its personalty therefrom leaving same in clean order and condition in accordance with Section 5.2 and Section 5.3(e) below. Until the Commencement Date, Tenant may continue to occupy the Leased Premises pursuant to Tenant's sublease agreement with biosys (the "Sublease") and not pursuant to this Lease, provided, however, all terms of the Sublease to be satisfied by Tenant are so satisfied except that in lieu of any rental payments due thereunder after March 31, 1997, all Rent due under this Lease is, subject to the written approval of biosys and the Bankruptcy Court, paid directly to Landlord or the Escrow Agent as the case may be.

    Tenant shall also be subject to compliance with the terms hereof from and after April 1, 1997.

         Each respective period of twelve (12) successive calendar months during the Lease Term or any renewals thereof shall be hereinafter referred to as a "lease year".

    3. Security Deposit. Subject to adjustment if the measurement of the Leased Premises reflects a measurement different from 12,500, Tenant shall deposit with Escrow Agent simultaneously with its execution of this Lease a "Security Deposit" of Thirteen Thousand Two Hundred Eighty-one Dollars and Twenty-five Cents ($13,281.25) in the form of cash or a clean, non-contingent irrevocable letter of credit from a financial institution and otherwise in form and substance reasonably acceptable to Landlord. The Security Deposit shall be held by Escrow Agent and delivered to Landlord or Tenant pursuant to
Section 4.3 below. Tenant may substitute one form of Security Deposit for the other from time to time. The Security Deposit shall be paid by Tenant to guarantee performance of its covenants in this Lease. To the extent the Security Deposit has not been applied pursuant to the terms of this Lease, it will be returned to Tenant within 30 days following the termination of this Lease.

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In addition to any and all other remedies available to Landlord under this
Lease, the Security Deposit may be used at any time by Landlord to cure or compensate Landlord for any breaches of the Lease by Tenant. To the extent Landlord makes any such use of the Security Deposit, Tenant will immediately replenish it to its original amount. Landlord is not required to put the Security Deposit into escrow and neither Escrow Agent nor Landlord is required to pay or accrue any interest on it. The Security Deposit may not be used or applied by Tenant in lieu of Basic Annual Rent.

    4. Rental Payments. Subject to adjustment if the measurement of the Leased Premises reflects a measurement different from 12,500, Tenant agrees to pay Landlord Basic Annual Rent of Two Hundred Twenty-one Thousand Eight Hundred Seventy-five Dollars ($221,875.00) (i.e. $17.75 per square foot based on 12,500 square feet) in equal monthly installments of Eighteen Thousand Four Hundred Eighty-nine Dollars and Fifty-eight Cents ($18,489.58), except that Thirty-six Thousand Nine Hundred Seventy-nine Dollars and Sixteen Cents ($36,979.16) (the "Advance Rent") (i.e. the first and last monthly installment of Basic Annual Rent), shall be paid to Escrow Agent simultaneously with Tenant's execution of this Lease in the form of cash. Each monthly installment of Basic Annual Rent (other than the Advance Rent) shall be paid to Landlord or Escrow Agent pursuant to Section 4.3 below in advance on the first (1st) day of each and every month for which payment is due. All payments of Basic Annual Rent, Additional Rent or other sums due Landlord under this Lease will be paid by Tenant without any deductions or set-offs and without demand, at the address designated in this Lease for such payments or, pursuant to Section 4.3, to the Escrow Agent, or at any other address that Landlord designates in writing to Tenant.

         Unless specifically stated otherwise in this Lease, the term "Rent" means Basic Annual Rent and Additional Rent. Because Landlord will incur additional expenses if Tenant does not pay the Rent on the date due, Tenant will pay a late charge of Twenty-five Dollars ($25.00) per day for each day such a payment is more than three (3) business days late. The late charge will be payable at the same time as the late payment, without demand. Time is of the essence respecting all payments to be made by Tenant to Landlord under this Lease.

         The term "Additional Rent" includes all payments or installments due under this Lease other than Basic Annual Rent

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(including reasonable attorneys' fees incurred by Landlord in connection with
Tenant's default). Unless a different period for payment is provided for elsewhere in this Lease, any Additional Rent due will be paid by Tenant within thirty (30) days after Landlord has notified Tenant of the amount due. Tenant's obligation for Additional Rent and any unpaid Basic Annual Rent will remain in effect after the termination or expiration of this Lease.

         4.1. Definitions. For purposes of this Lease, the following meanings or definitions shall apply:

              (a)  Intentionally Deleted.

              (b)  Intentionally Deleted.

              (c)  "Real Property" shall have the meaning set forth in Section
1.1 above.

              (d)  Intentionally Deleted.

              (e) "Term" or "Lease Term" shall mean the initial six month lease term and any subsequent month-to-month tenancy pursuant to Section 2 hereof.

              (f) "Deed of Trust" shall mean the deed of trust or mortgage securing Landlord's original, interim, and/or permanent financing for the Real Property and the beneficiary thereof is herein the "Lender".

              (g)  Intentionally Deleted.

              (h)  Intentionally Deleted.

         4.2. Utilities. (a) Tenant agrees to pay promptly to the appropriate supplier all charges for telephone and all other communication services used and/or supplied in connection with Tenant's use of the Leased Premises.

              (b) Except as set forth below, Landlord will furnish the following services (the "Full Services") to the Leased Premises: heat during winter, air conditioning during summer, and an amount of electric current sufficient to operate Tenant's business as now being conducted.

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              Landlord reserves the right to stop supplying the Full Services when necessary, by reason of accident, or emergency, or for repairs, alterations, replacement or improvements, which in the judgment of Landlord are desirable or necessary to be made, until such repairs, alterations, replacements or improvements are completed; provided, however, Landlord shall use reasonable efforts to minimize any interruption of such Full Services and to complete any such repairs, alterations, replacements or improvements as quickly as possible. Except in the event of an emergency, Landlord shall provide reasonable advance notice to Tenant's representative at the Leased Premises (which may be verbal) of Landlord's intention to interrupt the Full Services. In an emergency situation, no such notice is required. Landlord is not responsible and will not be liable for failure to supply the Full Services during such period or when prevented from doing so by any cause beyond Landlord's reasonable control. Tenant agrees that stoppage of any of the Full Services under the foregoing circumstances will not be a constructive eviction of Tenant, nor will Tenant be permitted to stop paying Rent or performing any other of Tenant's obligations under this Lease as a result of such stoppage. Anything to the contrary contained herein notwithstanding, in the event that Full Services are interrupted for five (5) consecutive business days, or that same are interrupted for more than five (5) out of eight (8) consecutive business days, and further in the event that as a result of such interruption Tenant determines to cease, curtail or otherwise substantially modify its operations in any affected area (e.g., during the summer by modifying work hours to avoid excessive heat), then, as Tenant's sole remedy for such interruption all Rent shall thereafter abate with respect to such affected areas until such interruption ceases and Tenant is once again able to operate on a continuous, regular uninterrupted basis in such affected areas. In the event that such interruption continues for more than thirty (30) consecutive days, then Tenant shall have the right to terminate this Lease provided it gives thirty (30) days prior written notice to Landlord, and such interruption has not been corrected during such time. The time periods provided for in this paragraph shall not be extended by reason of Paragraph 11.14.


              Notwithstanding anything in this Lease to the contrary, any maintenance or repair to the HVAC, plumbing, electrical or other systems which are required, directly or indirectly, because of any negligent acts or use of such systems

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by Tenant or its agents, representatives, employees or visitors, will be made by
Landlord at Tenant's sole cost and expense.

         4.3. Escrow Agreement. Tenant shall deposit the Term Fee, the Security Deposit, the Advance Rent and, if applicable, the monthly installment of Basic Annual Rent due for May, 1997 (collectively, the "Escrow Money") with Shapiro and Olander, P.A. ("Escrow Agent") at the time of its execution of this Lease. The "Escrow Money" shall also include all other sums deposited hereafter with Escrow Agent pursuant to this Lease. Landlord and Tenant acknowledge that until satisfaction of the contingency set forth in Section 12 below, all sums due under this Lease shall be deposited with Escrow Agent and payments made to Escrow Agent shall be deemed in satisfaction of the corresponding payment obligation under this Lease. The Escrow Money is not required to be held by Escrow Agent in an interest bearing account. It is agreed that Escrow Agent shall have no obligation or liability hereunder except as a depository to hold the Escrow Money and to dispose of same as follows:

              (i) In the event the contingency set forth in Section 12 hereof is not satisfied on or before July 28, 1997 (the "Contingency Date"), (i) the Term Fee shall be returned to Tenant within five (5) business days after such date; (ii) all Rent paid to Escrow Agent (including the Advance Rent) attributable to the period from and after April 1, 1997 and prior to the Contingency Date shall be paid to Tenant (provided, however, that in the event that the Bankruptcy Court shall order that funds be paid to biosys or Landlord then Escrow Agent shall pay to biosys or Landlord the amount of such funds so ordered to be paid); and (iii) the Security Deposit shall be returned to Tenant by Escrow Agent within five (5) business days after Tenant has vacated the Leased Premises following the termination of the Sublease, leaving the Leased Premises clean and at least in the same good condition (reasonable wear and tear excepted) as on April 1, 1997 or as may have been improved subsequent to April 1, 1997 pursuant to Section 1.3 hereof.

              (ii) In the event the contingency set forth in Section 12 hereof is satisfied on or before the Contingency Date, the Escrow Money shall be delivered to Landlord by Escrow Agent to be held by Landlord in accordance with the terms hereof. From and after the satisfaction of the contingency set forth in Section 12 below and the distribution of the Escrow Money as set forth in this Section 4.3, all future payments of Rent hereunder shall be

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made directly to Landlord.

                        Upon disposition by Escrow Agent, in accordance with the terms hereof, of the Escrow Money, Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations and liabilities arising in connection with this Lease.

                        Tenant acknowledges that Landlord's attorney is acting as Escrow Agent as an accommodation to both parties and Tenant agrees that Escrow Agent shall be entitled to represent Landlord in any dispute with Tenant without a conflict of interest hereunder.

    5.   Conditions of Tenant's Occupancy and Possession

         5.1. Use Restrictions and Rules. Tenant agrees to use the Leased Premises only for the purposes set forth on Exhibit C attached hereto and incorporated herein and for no other purpose. In addition, Tenant agrees to be bound by all laws, requirements, rules, orders, ordinances, zoning and restrictive covenants applicable to the Real Property, whether in force on or after the Commencement Date, and by the Rules and Regulations as announced by Landlord from time to time, including those set forth in Exhibit D (collectively, the "Restrictions") provided that in no event shall the foregoing require Tenant to make any alterations, additions or repairs to the Leased Premises or any equipment or systems therein except if required of Tenant by order of governmental authority as a result of Tenant's particular use of the Leased Premises. In particular, the Restrictions include (but are not limited to) certain covenants and restrictions, referred to as the General Restrictions and the Special Restrictions, to which the Real Property is subject and of which copies have been provided to Tenant by Landlord (collectively, the "HRD Restrictions") as same may be modified from time to time. Tenant acknowledges receipt of the HRD Restrictions and that it is cognizant of the terms and provisions of the HRD Restrictions and agrees to be bound by them. Landlord and Tenant agree that The Howard Research and Development Corporation and its successors are third party beneficiaries to this Section and may remedy any violation of the HRD Restrictions occasioned by Tenant's use and occupancy of the Leased Premises, in the manner and to the extent provided in the HRD Restrictions, including, but not limited to, bringing suit, at law or in equity,

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directly against Tenant.

         5.2. Improvements by Tenant. Tenant will not make any further improvements, alterations, installations or additions to the Leased Premises unless (1) it receives Landlord's prior written consent, which will not be unreasonably withheld; (2) the work is performed only by licensed and bonded contractors reasonably approved in advance by Landlord; (3) the work is carried out pursuant to properly documented drawings reasonably approved in advance by Landlord and pursuant to all necessary permits or governmental and/or other approvals, the responsibility and cost of obtaining which will be borne solely by Tenant; (4) Tenant pays all costs of such work; and (5) the quiet enjoyment of other tenants in the Building is not disturbed. All work with respect to which neither Landlord nor Manekin Corporation ("Manekin") is the general contractor shall be performed under the general supervision of Landlord or Manekin for which Landlord or Manekin, as the case may be, shall be paid a reasonable supervisory fee which, with respect to all major improvements, shall be equal to $60.00 for each hour of supervision performed by Landlord.

              With the exception of Tenant's movable trade fixtures and furniture, all alterations, additions and improvements made by Tenant or its predecessors in occupancy of the Leased Premises are hereby deemed the property of Landlord and will remain a part of the Leased Premises upon this Lease's termination, unless otherwise agreed at the time approval for such Tenant work is sought. Landlord, however, may at the time it gives consent to any alterations by Tenant request in writing that Tenant remove any or all of them no later than the termination date of this Lease. In response to Landlord's request, Tenant promptly will perform such removal and restore the Leased Premises to their original condition, all at Tenant's sole cost. Landlord acknowledges that those items listed on Schedule II attached hereto and incorporated by reference herein were purchased by Tenant and will remain the property of Tenant after the expiration of this Lease. Further, in the event Tenant shall purchase a generator, such generator shall remain the property of Tenant after the expiration of this Lease. Landlord agrees that, without limiting the foregoing, Tenant may remove the items listed on Schedule II as well as any generator purchased by Tenant provided that Tenant repairs any damage caused to the Leased Premises or the Building by such removal and Tenant restores the Leased Premises to their condition prior to installation of such

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items, all at Tenant's sole cost and expense.

         5.3. Maintenance.

              (a) Tenant will, at its sole cost, keep the Leased Premises in as good condition and repair as on the Commencement Date, normal wear and tear excepted, and will permit no damage to the Leased Premises or the fixtures, improvements, equipment and appurtenances in and to the Leased Premises. Tenant's responsibility under this Section 5.3(a) will include, but will not be limited to trash and Hazardous Substance removal, cleaning of the Leased Premises (in each case by a qualified contractor reasonably acceptable to Landlord), maintenance and repair of all interior windows and doors, hardware, locks, light fixtures, pipes, interior plumbing, electrical and sewer connections.

              (b) Except for repairs to the roof of the Leased Premises and the slab of the Leased Premises to be made by Landlord to the extent set forth in Section 1.3 above, Landlord shall have no other maintenance, repair or replacement obligations but shall, at Tenant's sole cost and expense, make such repairs and perform such maintenance as may be requested by Tenant to the Building and/or the Leased Premises.

              (c) Tenant will not commit or suffer any waste of the Leased Premises. Landlord or Landlord's representatives may enter the Leased Premises at any reasonable time to verify Tenant's compliance with this Lease.

              (d) At the expiration or termination of this Lease, (a) Tenant will leave the Leased Premises clean and at least in the same good condition (reasonable wear and tear excepted) as when the Lease Term began and (b) Tenant will remove all of its property and possessions from the Leased Premises except to the extent provided by Section 5.2 above, and repair any damage caused thereby. Any items of Tenant's personalty remaining in the Leased Premises after the termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord. Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease.

              (e)  Anything to the contrary herein
notwithstanding, because of the short duration of this Lease, Tenant shall not be required to perform any maintenance or repair other than to correct damage caused by the wrongful or negligent acts or omissions of Tenant or its representatives, agents, employees or visitors.

         5.4. Conduct on Leased Premises. Tenant will neither do, nor permit anyone else to do, anything on the Leased Premises which might or would (1) interfere with the good order of the Real Property; (2) interfere with the rights of other tenants of the Real Property; (3) increase any insurance rates charged Landlord with respect to the Real Property; or (4) conflict with or invalidate any insurance policy maintained by Landlord for the Real Property. If the insurance premiums of Landlord are increased due to Tenant's use or occupancy of the Leased Premises, then the amount of such increase will be paid by Tenant to Landlord as Additional Rent as it becomes due, and Landlord will have the same right to collect such amount as Landlord has under this Lease to collect Additional Rent.

         5.5. Insurance. Tenant will purchase at its sole cost, from an insurance company licensed to do business in the State of Maryland and approved by Landlord, a policy of public liability insurance covering the Leased Premises and the business conducted by Tenant there. The policy will be kept in force during the entire Lease Term. The policy will have minimum limits of liability of (1) $1,000,000 for injuries to or death of any one or more persons with respect to any one occurrence and (2) $2,000,000 with respect to the aggregate. The policy must name Landlord and Manekin Corporation as additional insureds, and must contain an agreement by the insurer not to cancel or change the insurance without first endeavoring to give Landlord thirty (30) days' prior written notice. Tenant will furnish Landlord with a certificate of insurance simultaneously with its execution of this Lease and on the date of each policy renewal.

              During the Lease Term, Landlord shall carry a policy of general liability insurance covering occurrences at the Building and a policy of all-risk insurance for the full insurable value of the Building in reasonable amounts or in such other amounts as may be required by Landlord's Lender from time to time.

              Anything to the contrary contained herein

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notwithstanding, Landlord and Tenant hereby mutually waive all claims for recovery from the other for any loss or damage to any of Landlord's or Tenant's property insurable under policies required to be maintained by such party hereunder valid and collectible insurance policies to the extent of any recovery for loss insured under those policies. The parties agree that a mutual subrogation clause will be included in each insurance policy setting forth that the insurance will not be invalidated in the event that the insured waives in writing, before any loss, any or all right of recovery against the other party for any insured loss.

         5.6. Liens. Tenant will not do anything, or permit anything to be done, which subjects all or any part of the Leased Premises or Tenant's interest in it to any lien or encumbrance. This includes, but is not limited to, mechanics' or materialmen's liens. If any such lien is filed purporting to be for work or material furnished to Tenant, then Tenant must have such lien discharged or bonded within ten (10) days of its filing.

         5.7. Environmental Assurances.

              (a)  Covenants.  Tenant covenants with Landlord:

                   (i) that it shall not Generate Hazardous Substances at, to or from the Leased Premises unless the same is specifically approved in advance by Landlord in writing;

                   (ii) to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation by Tenant or other occupants of the Leased Premises of Hazardous Substances (whether or not at, to or from the Leased Premises);

                   (iii) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the Generation by Tenant of Hazardous Substances (whether or not at, to or from the Leased Premises);

                   (iv) to complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to

Tenant's use of the Leased Premises and Generation of Hazardous Substances;

                   (v) to permit entry onto the Leased Premises by Landlord or Landlord's representatives at any reasonable time to verify and monitor Tenant's compliance with its representations, warranties and covenants set forth in this
Section 5.7;

                   (vi) to pay to Landlord, as Additional Rent, the reasonable costs incurred by Landlord hereunder, including the reasonable costs of such monitoring and verification;

                   (vii) to furnish to Landlord, at the expiration of the Term or at the sooner termination of the Term as herein provided, a certification to Landlord, in form and content acceptable to Landlord, from an environmental audit company acceptable to Landlord to the effect that, based upon an inspection conducted by such environmental audit company not more than thirty (30) days prior to the expiration or termination of the Term, the Leased Premises are free from Hazardous Substances which were not present on the commencement date of the Sublease (i.e. on May 2, 1996) (the burden to prove the existence prior to such date shall be upon Tenant);

                   (viii) to obtain its own Hazardous Waste Generator Site Number from the applicable Federal, State or Local authorities and will provide Landlord with proof of such compliance as a pre-condition to its commencement of occupancy hereunder;

                   (ix) to obtain its own Radioactive Use Permit from applicable Federal, State and Local authorities, and will provide Landlord with proof of such compliance as a pre-condition to its commencement of occupancy hereunder;

                   (x) to store any Hazardous Substance, in Landlord approved storage areas within the Leased Premises and in no other area. Tenant shall be responsible for the removal of such materials in accordance with applicable law. Tenant will be responsible for the costs of any tenant improvements associated with the creation of such storage area within the Leased Premises;

                   (xi) to contact the appropriate local
government authority for any necessary sewer discharge permits and to provide Landlord with proof of such compliance as a pre-condition to its commencement of occupancy hereunder; and

                   (xii) to designate a company safety director/contact prior to occupancy of the Leased Premises. Tenant's safety director will be the primary contact for Landlord regarding compliance audits and evacuation drills.

              (b) Indemnification. Tenant agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord in connection with Tenant's Generation of Hazardous Substances at, to or from the Leased Premises or in connection with Tenant's failure to comply with its representations, warranties and covenants set forth in this Paragraph. This indemnification by Tenant will remain in effect for one year after the termination or expiration of this Lease.

              (c) Definitions. The term "Hazardous Substance" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any "oil," as defined by the Maryland Environment Code Ann. Section 4-401(g), as amended from time to time, and regulations promulgated thereunder; (iv) any "controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann. Section 7-201, as amended from time to time, and regulations promulgated thereunder; (v) any "infectious waste" as defined by the Maryland Environment Code Ann. Section 9-227, as amended from time to time, and regulations promulgated thereunder; (vi) any substance the presence of which on the Real Property is prohibited, regulated or restricted by any law or regulation similar to those set forth in this definition; and (vii) any other substance which by law or regulation requires special handling in its Generation. The term "To Generate" means to use, collect, generate, store, transport, treat or dispose of.

                   The foregoing notwithstanding, the term "Hazardous
Substance" shall not include normal materials and supplies customarily used in Tenant's business so long as Tenant handles, stores and disposes of such materials and supplies in accordance with all applicable legal requirements, the Restrictions and this Lease and further in accordance with any manufacturer labelling requirements, nor shall the foregoing be deemed to prohibit any activity conducted in the ordinary course of Tenant's business (or similar in nature to activities conducted by similar businesses) so long as such activity is done in accordance with all applicable legal requirements, the Restrictions and this Lease.

    6.   Landlord's Rights and Responsibilities

         6.1. Access. Landlord or its authorized agent or representative (e.g., a mortgagee, deed of trust holder, etc.) will have the right to enter and examine the Leased Premises at any reasonable hour upon reasonable prior notice which may be less than one business day or at any time (and without notice) in the event of an emergency, including, but not limited to, showing the Leased Premises to prospective tenants during the Lease Term.

         6.2. Building Repairs. Landlord may, but will not be obligated to, make such repairs, alterations or improvements as it or its authorized representatives deem necessary for the safety or preservation of the Building or for any other reasonable purpose. Except as otherwise provided in Section 4.2, the Rent will not abate while Landlord is exercising any of its rights under this Section 6.2.

         6.3. Performance of Tenant's Responsibilities by Landlord. If Tenant fails to perform or otherwise comply with any covenant or term in this Lease and such failure continues beyond applicable notice and cure periods, then Landlord may perform the obligation for Tenant at any time thereafter. Any performance by Landlord under this Section 6.3 will be solely at the option of Landlord, and Landlord's cost will be charged to

Tenant. Tenant will pay Landlord all costs (plus interest at a rate of two (2) percentage points above the prime rate as announced by Citibank, N.A. from time to time) incurred by Landlord in performing Tenant's obligations. Such payment by Tenant will be made within ten (10) business days after Landlord's delivery to Tenant of a statement for such costs. Landlord's rights provided in this
Section 6.3 are in addition to any other right Landlord has under this Lease.

         6.4. Loss, Damage, Injury. Landlord will not be liable or responsible to Tenant, or to any other person or entity, for any damage, injury, destruction or death due to or arising out of any cause whatsoever other than Landlord's willful misconduct or negligence. This limitation of liability will remain in effect after the expiration or termination of this Lease.

         6.5. Mutual Indemnity.  Landlord and Tenant agree that subject to
Section 5.5, each will indemnify and hold harmless the other for all losses, damages, liabilities, costs, payments, expenses and fines incurred by one party (the "Indemnitee") as a result of any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the "Indemnitor"), and/or of the Indemnitor's servants, employees, agents, licensees or invitees: (1) any breach, violation and/or nonperformance of any covenant or provision of this Lease applicable to the Indemnitor and/or (2) negligence or any willful misconduct of the Indemnitor. This indemnification will remain in effect after the termination or expiration of this Lease.

    7.   Damage and Destruction

         If during the Lease Term, the Leased Premises or the Building becomes damaged or destroyed in whole or in part by fire, other casualty or any other cause (except condemnation), Tenant will immediately notify Landlord of such event. This Lease will remain in full force and effect, except that the Rent will be abated proportionately to the extent and for the period that all or a portion of the Leased Premises are rendered untenantable.

         If Landlord determines, in its sole discretion, that the damage or destruction to the Leased Premises and/or to the Building is so extensive that repair or restoration is un-economical, or if Landlord otherwise decides not to repair or restore the Building, then this Lease will terminate on the first day after Landlord gives Tenant written notice of such termination. The Rent then will be adjusted and paid to the date of the damage or destruction. Tenant will as soon as reasonably practicable vacate and surrender the Leased Premises upon such termination, but shall during any continued occupancy pay unabated Rent for any areas of the Leased Premises actually occupied by it. Tenant, however, will not be released from liability for any damage caused by Tenant or its agents or employees except as otherwise specifically set forth herein, or released from responsibility for any of its obligations under this Lease for the period before such termination.

         If Landlord decides to repair or restore the Leased Premises and/or the Building, it will do so with reasonable speed, subject to reasonable delays for: (a) adjusting losses under insurance policies; (b) labor troubles; or (c) any other cause beyond Landlord's reasonable control.

    8.   Condemnation

         This Lease will terminate immediately upon: (i) a taking or condemnation of the entire Leased Premises for public purposes; (ii) a partial taking which prevents the Tenant from being reasonably able to use the remainder of the Leased Premises for the purposes intended by this Lease; or (iii) upon Landlord's conveyance or lease of the Building to any condemning authority in settlement of a threat of condemnation or taking. The Rent will be adjusted to the date of termination due to such taking, leasing or conveyance.

         In the event of a partial taking for which this Lease is not terminated, the Rent will abate in an amount which, in Landlord's judgment, is proportionate to the area of the Leased Premises so taken, leased or conveyed. Tenant, however, will not have any claim against Landlord, nor any claim for any award from the condemning authority arising out of any such taking, lease, conveyance or condemnation action nor in any way arising out of its leasehold interest in the Leased Premises, but will have the right to pursue a separate claim against the condemning authority for its own loss of business and moving expenses.

    9.   Holding Over

         This Lease is for a specific Lease Term.  If Tenant, without
Landlord's specific written consent, continues its possession of the Leased Premises sixty (60) days after notice from Landlord terminating this Lease pursuant to Section 2 hereof, then all of the following conditions will apply:
(i) Tenant will occupy the Leased Premises as a month to month tenant on the terms of this Lease, except that its occupancy will be at double the monthly Rent (i.e. Thirty-six Thousand Nine Hundred Seventy-nine Dollars and Sixteen Cents ($36,979.16), as same may be adjusted if the measurement of the Leased Premises reflects a measurement different from 12,500) and will be subject to termination on thirty (30) days' prior written notice from Landlord; (ii) Tenant will be liable to Landlord for any damages suffered by Landlord due to such holding over, including the loss of financial benefits from another potential tenant occupying the Leased Premises; and (iii) Tenant will indemnify Landlord for any losses or expenses (including reasonable attorneys' fees) incurred by Landlord in connection with claims or litigation (e.g., due to a delayed commencement date for a new tenant) arising because Tenant held over. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after termination of this Lease. Tenant acknowledges that Tenant must vacate possession of the Leased Premises within sixty (60) days after notice from Landlord terminating this Lease pursuant to Section 2 hereof, and Landlord shall have the right to repossess the Leased Premises immediately after such sixty (60) day period, and Tenant hereby knowingly, intentionally and voluntarily waives any additional notice from Landlord in order for Landlord to repossess the Leased Premises, including, without limitation, waiver of any notice required under Section 8-402 of the Real Property Article, Maryland Annotated Code. Upon the termination of this Lease, Landlord shall be immediately entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by tenants, that may now or hereafter be in force.

         10.    Default

         10.1. Events of Default. Each of the following constitutes a material breach and a default by Tenant under this Lease, entitling Landlord to all remedies set forth below or existing at law or in equity:

                (a) Any of the following legal actions filed by or against Tenant and not bonded or discharged within thirty (30) days of the date of filing: (a) a petition under the Federal Bankruptcy Code (as now or later amended or supplemented) or for reorganization, arrangement or other rehabilitation within the meaning of the Federal Bankruptcy Code; or (b) any action or proceeding for the dissolution or liquidation of Tenant, or for the appointment of a receiver or trustee of the property of Tenant.

              (b) Tenant's suspension of business, or any action by Tenant amounting to a business failure.

              (c)  Tenant's making an assignment for the benefit of creditors.

              (d) The filing of a tax lien in excess of $50,000 against any property of Tenant located within the Leased Premises after notice to Tenant and a ten (10) day opportunity to cure;

              (e) Tenant's causing or permitting the Leased Premises to be vacant, the abandonment of the Leased Premises by Tenant and/or the cessation by Tenant of active use of the Leased Premises for the purpose specified herein after notice to Tenant and a ten (10) business day opportunity to cure;

              (f) Failure of Tenant to make payment of the Basic Annual Rent herein reserved, or any part thereof, or any other sum required by the terms of this Lease (including late charges on the foregoing as provided herein) for a period of five (5) days after service of notice by Landlord upon the Tenant that such payment is due (provided, however, that Tenant shall be entitled to such notice and opportunity to cure only one time in any six month period, and for the remainder of such six month period, Tenant shall be in default for non-payment of rent if any such payment is not made when due);

              (g) A breach by Tenant in the performance of any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of fifteen (15) days after service of notice by the Landlord upon the Tenant, unless cure of such default shall reasonably require a longer period of time and Tenant shall have commenced such cure during such fifteen (15) day period, and shall thereafter diligently prosecute such cure to completion; and

              (h)  Tenant's failure to vacate possession of the Leased Premises
(i) on or before the sixtieth (60) day after notice from Landlord terminating this Lease pursuant to Section 2 hereof or, (ii) upon any other default of this Lease unless cured within any applicable notice and cure period.

         10.2. Effect of Default. Landlord's rights and remedies under this Lease will be cumulative. None will exclude any other right or remedy available at any time under this Lease or under any law.

              Even if Landlord does not seek Tenant's strict performance of any provision of this Lease, or does not exercise any right it has, Landlord will not be construed as waiving its right to strictly enforce Tenant's performance in the future. Similarly, if Landlord receives Rent with knowledge of Tenant's breach of this Lease, then Landlord will not be construed as having waived such breach.

              There will be no waiver by Landlord of any Lease provision unless expressed in writing and signed by Landlord.


         10.3. Termination of Lease and Possession of Leased Premises. Upon any default set forth in Section 10.1 above, Landlord may then, or at any later time, without further notice to Tenant, terminate this Lease and Tenant's right to possess the Leased Premises. Landlord may then (with or without formal court action) take possession of the Leased Premises and remove Tenant or any other occupant, and any property, without relinquishing any other rights Landlord may have against Tenant.

         10.4.  Damages.  In the event of any Tenant default set forth in
Section 10.1(a) above, Landlord will be entitled to receive from Tenant as damages, upon demand, all expenses direct or indirect which Landlord incurs as a result of such breach. These damages include, but are NOT limited to, the lost Rent, together with court costs and actual attorneys' fees (and their actual expenses) incurred at the standard hourly rates for such attorneys.

              An acceptance of surrender of the Leased Premises must be in writing signed by Landlord. Tenant's liability under this Lease will not be terminated by the execution of a lease with a new tenant for the Leased Premises. Landlord may bring separate actions each month to recover damages then due without waiting until the end of the Lease Term to compute the aggregate damages.

         10.5.  Confession of Judgment. IF TENANT SHALL BE IN DEFAULT UNDER
SECTION 10.1(h) ABOVE, TENANT DOES HEREBY AUTHORIZE AND EMPOWER THE CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE STATE OF MARYLAND (INCLUDING FEDERAL COURT, IF APPROPRIATE JURISDICTION EXISTS) TO APPEAR FOR TENANT BEFORE ANY SUCH COURT HAVING JURISDICTION AND CONFESS JUDGMENT IN FAVOR OF LANDLORD AGAINST TENANT FOR THE DAMAGES RESULTING FROM SUCH DEFAULT, TOGETHER WITH ALL COSTS OF SUIT, INCLUDING ATTORNEYS' FEES ACTUALLY INCURRED AT STANDARD HOURLY RATES FOR SUCH ATTORNEYS (BUT IN NO EVENT SHALL SUCH FEES BE LESS THAN FIFTEEN PERCENT (15%) OF THE OUTSTANDING AMOUNTS DUE LANDLORD UNDER THIS LEASE AS A RESULT OF TENANT'S DEFAULT). NOTWITHSTANDING THE FOREGOING, LANDLORD AGREES NOT TO ENFORCE JUDGMENT FOR ATTORNEYS' FEES IN EXCESS OF ACTUAL ATTORNEYS' FEES INCURRED AT STANDARD HOURLY RATES FOR SUCH ATTORNEYS.

         11.    Legal and General Provisions

         11.1. Assignment/Subletting. Tenant is the only party that may use or occupy the Leased Premises. No Assignment (defined below) of this Lease is permitted without the prior written consent of Landlord. The granting or withholding of such consent will be given solely within the discretion of Landlord.

                The foregoing restriction will include, but not be limited to, the following (all of which will be deemed to be an "Assignment"): (1) any assignment of this Lease or a subletting of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; (3) any mortgage or other encumbrance of this Lease or of the Leased Premises; (4) the appointment of a receiver or trustee of any of the Tenant's property; (5) any assignment or sale in bankruptcy or insolvency; and (6) so long as Tenant is a privately-held entity, the transfer of majority control of Tenant by any means, including operation of law, to parties other than those maintaining majority control on the date on which the last party executes this Lease.

              Even if Landlord consents to an Assignment,

Tenant will remain primarily liable under this Lease. Also, Tenant will bear all reasonable legal costs incurred by Landlord in connection with Landlord's review of documents concerning an Assignment, whether or not Landlord consents to it. Landlord's consent to a specific Assignment does not waive Landlord's right to withhold consent to any future or additional Assignment. Tenant will give Landlord notice of its intention to make an Assignment at least forty-five
(45) days prior to such Assignment, which notice will contain such details as Landlord may reasonably request.

              If the amount of rent and other sums received by Tenant under any Assignment of any portion of the Leased Premises is more than the Rent due from Tenant under this Lease for the Leased Premises, then Tenant will pay all of the excess to Landlord on a monthly basis and promptly upon Tenant's receipt of such excess amounts.

              If, without Landlord's consent, this Lease is Assigned, or if the Leased Premises are occupied or used by any party other than Tenant, then all resulting expenses (including reasonable attorneys' and brokerage fees) incurred by Landlord will be immediately due and payable by Tenant upon receipt of an invoice. If Tenant defaults, Landlord may collect rent from the assignee, subtenant, occupant or user (the "Assignee") of the Leased Premises and apply it towards the Rent due under this Lease. Such collection will not be deemed an acceptance of the Assignee as tenant, will not waive or prejudice Landlord's right to initiate legal action against Tenant to enforce Tenant's fulfillment of its obligations under this Lease and will not release Tenant from such obligations.

         11.2. Estoppel Certificates. At any time during the Lease Term, and after five (5) business days' prior written notice from the requesting party, Landlord or Tenant will deliver to the other a properly executed and acknowledged document, generally known as an estoppel certificate and certifying among other matters, that: (1) this Lease is in full force and effect and if modified, the extent to which it is modified; (2) the dates to which the Rent and other payments have been made; (3) to the best of its knowledge, either that the other party has not breached this Lease or, if such party has breached this Lease, the nature of the breach; and (4) any other factual matter reasonably requested. This estoppel certificate may be relied upon by any third party.

         11.3. Subordination. Tenant accepts this Lease, and the tenancy it creates, subject and subordinate to any ground leases, security interests, mortgages, deeds of trust or other financing arrangements, and/or any extensions, modifications or amendments to them, which are or later will be a lien, or affect or will affect all or any part of the Real Property. Tenant agrees to execute, on request, any instruments which may be required to subordinate Tenant's interest to such financing arrangement.

         11.4. Attornment. Tenant agrees that upon any termination of Landlord's interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that so long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor.

         11.5. Landlord's Liability. In the event of any transfer of title to the Real Property or Building (or an assignment or sublease of either), Landlord will be entirely relieved of all covenants and obligations which arise after such transfer.

                   Landlord at the time of this Lease's execution is a Maryland limited partnership. No partner of such limited partnership, as it may be constituted now or in the future, will have any personal liability to Tenant and/or to anyone claiming under, by or through Tenant, and as to Landlord, recourse shall be had only to the extent of Landlord's interest in the Building.

         11.6. Authority. Tenant warrants to Landlord that Tenant is a corporation organized and validly existing in good standing under the laws of the State of Delaware and registered to transact business in the State of Maryland. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms. Tenant's resident agent's name and address in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Tenant agrees to notify Landlord in writing of any change with respect to its resident agent.

         11.7. Notices. Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a writing (a) hand-delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed: (i) if to Landlord, c/o Manekin Corporation, 7165 Columbia Gateway Drive, Columbia, Maryland 21046, Attn: General Counsel with a copy to Ann Clary Gordon, Esquire c/o Shapiro and Olander, 36 South Charles Street, Baltimore, Maryland 21201; and (ii) if to Tenant, at the Leased Premises. Attn: Chief Financial Officer with a copy to Gary K. Bahena, Esq., 601 Thirteenth Street, N.W., Suite 320 North, Washington, D.C. 20005. All notices that are sent in accordance with this Section 11.7 will be deemed received by the other party on the earliest of the following applicable time periods: (a) the date of refusal of delivery; (b) the date the return receipt is executed; or, (c) on the date delivered as documented by the overnight courier service or the hand delivery receipt. Except as otherwise set forth in Section 4.3 above, all rental payments and other charges payable by Tenant under this Lease will be delivered to Landlord at Landlord's address set forth above: Attn: Accounting Department. Either party may designate a change of address by written notice to the other party.

         11.8. Severability, Enforceability. If any provision of this Lease, or its application to any person, is found invalid or unenforceable, the remainder of this Lease or its application will not be affected. Each term and provision of this Lease will be valid and enforceable to the fullest extent permitted by law. Notwithstanding any language in this Lease to the contrary, if the Lease Term does not commence on or before January 1, 2010, this Lease will automatically terminate, and neither party will have any further liability to the other.

         11.9. Captions. All headings contained in this Lease are for convenience only. They are not to be treated as a summary construction of the provisions to which they pertain.

         11.10. Recordation. If at any time, any lienholder or other party which has a right to require Landlord to do so, requires the recordation of this Lease, Tenant will execute such acknowledgments as may be necessary to effect such recordation. If Landlord requires, or is required, to record this Lease, it will pay all recording fees, transfer taxes and/or documentary stamp taxes payable in connection with the recordation. If Tenant records this Lease, it will make all such payments. Tenant will not record this Lease without Landlord's prior consent.

         11.11. Successors and Assigns. This Lease and all of its provisions, individually and collectively, will bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, personal and legal representatives and their permitted assigns.

         11.12. Commissions. Tenant represents that Tenant has dealt directly with only MANEKIN CORPORATION as broker in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Tenant will hold harmless and indemnify Landlord from any costs incurred by Landlord arising out of any other broker's claim that such other broker has assisted Tenant with respect to this Lease.

         11.13. Quiet Enjoyment. Landlord covenants to Tenant that, so long as Tenant pays the Rent and performs all other obligations imposed on Tenant under this Lease, and subject to all matters of record and all mortgages and other financing arrangements, Tenant will peaceably hold and enjoy the Leased Premises throughout the Lease Term without hindrance or impairment from Landlord or those claiming through Landlord.

         11.14. Force Majeure. In the event that either party to this Lease is delayed, hindered or prevented, by reason of strikes, lock-outs, labor troubles, inability to produce materials, delays in transportation, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualties, acts of God, rain or other weather conditions or any other reason (excluding lack of funds) not reasonably within the control of the party so delayed, hindered or prevented, from performing work or doing any act required under the terms of this Lease, then performance of such act will be excused for the period of the delay, and the period of the performance of any such act will be extended for a period equal to the period of such delay. The occurrence of any event described in this Section 11.14 will not operate to excuse Tenant from prompt payments of Rent, Additional Rent or any other payments required by this Lease.

         11.15. Waiver of Jury Trial. Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease. To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by Tenant. Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver of jury trial.

         11.16.    Miscellaneous

                   (a)  As used in this Lease, and where the context requires:
(i) the masculine will be deemed to include the feminine and neuter and vice-versa; and (ii) the singular will be deemed to include the plural and vice-versa.

                   (b) This Lease is made in the State of Maryland and will be governed in all respects by the laws of the State of Maryland.

                   (c) Except as otherwise specifically provided in this Lease, no abatement, refund, offset, counter-claim, recoupment, diminution or any reduction of Rent or any other payments will be claimed by or allowed to Tenant, or any person claiming under Tenant (including inconvenience, discomfort, interruption of business or otherwise), because of any present or future governmental laws or ordinances, or because of any other cause or reason whatsoever.

              (d) All plats, exhibits, riders or other attachments to this Lease are a part of this Lease and are incorporated by reference into this Lease.

              (e) THIS LEASE CONTAINS THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT REGARDING THE SUBJECT MATTER OF THIS LEASE. THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, BETWEEN THEM, RELATING TO THIS SUBJECT MATTER, OTHER THAN AS SET FORTH IN THIS LEASE. THIS LEASE IS INTENDED BY LANDLORD AND TENANT TO BE AN INTEGRATION OF ALL PRIOR OR CONTEMPORANEOUS PROMISES, AGREEMENTS, CONDITIONS, NEGOTIATIONS AND UNDERTAKINGS BETWEEN THEM. THIS LEASE MAY NOT BE MODIFIED ORALLY OR IN ANY MANNER OTHER THAN BY AN AGREEMENT IN WRITING SIGNED BY LANDLORD AND TENANT OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH WILL BE AN ORIGINAL, BUT ALL OF WHICH WILL CONSTITUTE ONE AND THE SAME LEASE.

         12. Contingency. Notwithstanding anything to the contrary herein, this Lease and the obligations of the parties hereto (other than pursuant to Section 4.3 above) are specifically contingent upon the occurrence on or before the Contingency Date of the bankruptcy court's approval of biosys' rejection of its lease with Landlord. In the event that the foregoing contingency is not satisfied on or before the Contingency Date the offer contained in this Lease shall be null and void and Landlord shall have no obligations whatsoever to Tenant, including but not limited to allowing Tenant's continued occupancy of the Leased Premises after the Contingency Date, other than pursuant to Tenant's rights, if any, under the Sublease.

    IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease Agreement under seal as of the date first above written.

                             LANDLORD:

WITNESS:                     M.O.R. XVIII ASSOCIATES LIMITED
                               PARTNERSHIP

                             By:  RA & DM, Inc., its general partner


__________________           By:   /s/ R. Colfax Schnorf, Jr.   (SEAL)
                                --------------------------------
                                Name:  R. Colfax Schnorf, Jr.
                                     ---------------------------
                                Title:  Vice President
                                      --------------------------

                             TENANT:

WITNESS/ATTEST:              GENE LOGIC, INC.


__________________           By: /s/ Michael Brennan (SEAL)
                                ---------------------
                                Michael J. Brennan, M.D., Ph.D.
                                President and Chief Executive Officer

STATE OF MARYLAND                  )
                                   ) TO WIT:
COUNTY OF _________________________)

              I HEREBY CERTIFY that on this _____ day of _____, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _________________, personally appeared __________________, ______________ of RA
& DM, Inc., the general partner of M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, Landlord, and she/he acknowledged the foregoing Lease Agreement to be the act and deed of such limited partnership.

              WITNESS my hand and Notarial Seal.

                            ______________________________________
                             Notary Public

My Commission Expires: ____________________



STATE OF _________________________ )
                                   ) TO WIT:
COUNTY OF ________________________ )

              I HEREBY CERTIFY that on this _____ day of _____, 1997, before me, the subscriber, a Notary Public of the State of ________________________, City/County of __________________, personally appeared Michael J. Brennan, the President and Chief Executive Officer of GENE LOGIC, INC., Tenant, and he acknowledged the foregoing Lease Agreement to be the act and deed of such corporation.

              WITNESS my hand and Notarial Seal.

                             _____________________________________
                             Notary Public

My Commission Expires: _________________

                                 EXHIBIT A

                                    Land

                                 EXHIBIT B

                              Leased Premises

                                 EXHIBIT C

                                Tenant's Use

                        Gene Logic - Lease Agreement

                     Permitted Uses of Leased Premises

    Tenant shall not use or permit the use of any portion of the Leased Premises for any purpose other than the following:

The Leased Premises shall be used for general office and corporate purposes, for warehouse purposes, and for laboratory purposes, including but not limited to, the conduct of biomedical research and for the provision of genomic information and services to clients in the health care industry. Specifically, the Tenant may use the Leased Premises for the following:

    1. the culture of mammalian cells and other prokaryotic and eukaryotic organisms;

    2. extraction and manipulation of nucleic acids from such cells and eukaryotic tissues;

    3. general molecular biology activities, which includes the use of low-level radioisotopes (under proper local, state and federal licensing), and small amounts of organic chemical waste that will be disposed of properly;

    4.   capture of information in computer databases; and,

    5.   to-and-fro transmission of data over T1 or ISDN lines.

    Tenant may use the laboratory and warehouse space for other laboratory or research purposes after reasonable prior notice to Landlord and in strict compliance with applicable laws, regulations, private restrictions (including the Restrictions) and the terms of this Lease.

                                 EXHIBIT D

                               Restrictions

    1. Subject to the terms and provisions contained in an instrument entitled "Deed, Agreement and Declaration" dated December 13, 1966 and recorded among the Land Records of Howard County in Liber 463, folio 158, between The Columbia Park and Recreation Association, Inc. and C. Aileen Ames.

    2. Subject to the terms and provisions as contained in Corporate Park Declaration of Covenants, Conditions and Restrictions recorded among the Land Records of Howard County in Liber 1083, folio 392 by The Howard Research and Development Corporation.

    3. Subject to the terms and conditions of that certain Deed dated December 29, 1982 by and between The Howard Research and Development Corporation and M.O.R. XVIII Associates Limited Partnership recorded among the Land Records of Howard County, Maryland in Liber 1135, folio 573.

                                 SCHEDULE I

                  Items Belonging to Landlord to Remain in
              the Leased Premises as of the Commencement Date



General Building Systems:
HVAC Units/Systems/Temperature Control System
Fire/Alarm System
Telephone Systems and handsets in the Leased Premises, if any Security System
Equipment Procedure Manuals

Lab related Building Systems:
Deionized Water System
Vacuum System and Vacuum Pump
Humidifiers

Kitchen:
Plumbing/Kitchen Units

Lab #100
All casework/plumbing/gas/air/electric connections
Built-in Hood
Still

Lab #108
All casework/plumbing/gas/air/electric connections

Lab #109
All casework/plumbing/gas/air/electric connections

Lab #111
All casework/plumbing/gas/air/electric connections
Built-in Hood

Lab #142
All casework/plumbing/gas/air/electric connections
Built-in Hood

Lab #144
All casework/plumbing/gas/air/electric connections
Dark Room
Built-in Hood

Furniture identified by Landlord

                                SCHEDULE II

                    Items Purchased by Tenant to Remain
                 Property of Tenant after Lease Expiration



(1) Gintige Autoclave

(1) Glassware washer with booster boiler

(1) Glassdryer with air compressor

                            FIRST AMENDMENT OF LEASE



    THIS FIRST AMENDMENT OF LEASE (this "Amendment") made this 27th day of June, 1997 but which shall be deemed effective as of May 7, 1997 (the "Effective Date") by and between M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and GENE LOGIC, INC., a Delaware corporation ("Tenant").

                             Explanatory Statement

    A. Landlord and Tenant entered into a Lease Agreement dated May 7, 1997 (the "Lease"), whereby Landlord leased to Tenant a portion of the Building constructed on land leased by Landlord and designated as Parcel M-2 (the "Land") containing approximately twelve thousand five hundred (12,500) rentable square feet, subject to accurate measurement (the "Original Leased Premises").

    B. Such accurate measurement having been determined, Landlord and Tenant desire to correctly state the square footage of the Original Leased Premises and to expand the Original Leased Premises, and to modify certain other provisions of the Lease, all of which are more specifically set forth herein.

    C. Unless the context requires otherwise, any capitalized term not defined herein shall have the meaning given to it in the Lease.

    NOW, THEREFORE, in consideration of the Explanatory Statement which is a substantive part of this Amendment and of the mutual covenants and agreements set forth herein and in the Lease, the receipt, adequacy, and sufficiency of which the parties hereby acknowledge, the parties hereby covenant, promise, agree, represent and warrant as follows:

    1. Confirmation of Size of Original Leased Premises. Landlord and Tenant hereby acknowledge that the Original Leased Premises, as described on Exhibit A attached to the Lease, contain thirteen thousand three hundred sixteen (13,316) square feet.

    2. Expansion of Original Leased Premises. Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord, in addition to the Original Leased Premises the portion of the Building containing approximately one thousand six hundred seventy-six (1,676) square feet and more particularly described on Exhibit A, attached hereto and incorporated by reference herein (the "Expansion Space"), for a term which commenced on June 1, 1997 and which will continue until the expiration or sooner termination of the Lease.

    3. "AS IS" Condition. Landlord has delivered and Tenant has accepted the Expansion Space as of June 1, 1997 in "AS IS" condition.

    4. Confirmation of Basic Annual Rent. Landlord and Tenant hereby acknowledge that effective as of April 1, 1997, the Basic Annual Rent with respect to the

Original Leased Premises is Two Hundred Thirty-six Thousand Three Hundred Fifty-nine Dollars ($236,359.00) of which Tenant has paid to Landlord One Hundred Ten Thousand Nine Hundred Thirty-seven Dollars and Forty-eight Cents ($110,937.48) as rent for the months of April through September, 1997 at the time of executing the Lease. The balance of such six months rent (i.e., 816 square feet times 17.75 = 14,484 DIVIDED BY 12 = 1,207 x 6 = $7,242.00) shall be paid by Tenant to the Escrow Agent simultaneously with Tenant's execution of this Amendment.

    5. Expansion Rent. Effective as of June 1, 1997, Tenant shall pay to Landlord Basic Annual Rent with respect to the Expansion Space, in addition to the rent with respect to the Original Leased Premises, Twenty-nine Thousand Seven Hundred Forty-nine Dollars ($29,749.00), of which rent for the period June 1, 1997 through September 30, 1997 in the amount of Nine Thousand Nine Hundred Sixteen Dollars and Thirty-three Cents ($9,916.33) shall be paid by Tenant to the Escrow Agent simultaneously with Tenant's execution of this Amendment.

    6. Security Deposit. In addition to the Security Deposit previously deposited with the Escrow Agent, Tenant shall, simultaneously with its execution of this Amendment, deposit with the Escrow Agent the additional sum of Two Thousand Six Hundred Forty-seven Dollars and Seventy-five Cents( $2,647.75) to be held as part of the Security Deposit under the Lease.

    7. Definition of Leased Premises. From and after June 1, 1997, all references in the Lease to the "Leased Premises" shall be deemed to refer to the Original Leased Premises and the Expansion Space, which contain in the aggregate fourteen thousand nine hundred ninety-two (14,992) square feet.

    8. Successors and Assigns. The terms, covenants, conditions, and agreements contained in this Amendment shall bind and inure to the benefit of Tenant and Landlord and their respective successors and permitted assigns.

    9. Governing Law. This Amendment is made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

    10. Entire Agreement; Amendment; Counterparts. This Amendment sets forth all the covenants, promises, agreements, conditions or understandings among the parties to this Amendment, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among them other than as set forth in this Amendment or in the Lease. Except as amended hereby, the Lease remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

    11. Authority. Tenant represents and warrants to Landlord that Tenant is a Delaware corporation, qualified to transact business in the State of Maryland; that the name and address of Tenant's resident agent in Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202; that the Lease and this Amendment were approved by all necessary parties and were validly executed by authorized officers of Tenant; and that the Lease, as amended hereby, remains binding upon and enforceable against Tenant in accordance with its terms.

    IN WITNESS WHEREOF, Landlord and Tenant have respectfully signed this First Amendment of Lease under seal as of the day and year first above written, intending to be bound as of the Effective Date.

WITNESS/ATTEST:              M.O.R. XVIII ASSOCIATES LIMITED
                             PARTNERSHIP

                             By:  RA & DM, Inc., its general partner



_______________________      By:  /s/ R. Colfax Schnorf, Jr.       (SEAL)
                                -----------------------------------
                                  Name: R. Colfax Schnorf, Jr.
                                       -----------------------------------
                                  Title:  Vice President
                                        ----------------------------------

                                                                LANDLORD

                             GENE LOGIC, INC.



_______________________      By: /s/ Eric M. Eastman, Ph.D.        (SEAL)
                                -----------------------------------
                             Eric M. Eastman, Ph.D.
                             Vice President, Scientific Operations

                                                                TENANT

STATE OF MARYLAND                 )
                                  ) TO WIT:
CITY/COUNTY OF __________________ )

    I HEREBY CERTIFY that on this _____ day of _________, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _______________, personally appeared _________________, ________________ of RA &
DM, Inc., the general partner of M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, Landlord, and she/he acknowledged the foregoing First Amendment of Lease to be the act and deed of such limited partnership.

    WITNESS my hand and Notarial Seal.



                                  _______________________________
                                  Notary Public

My Commission expires:_______________



STATE OF MARYLAND                 )
                                  ) TO WIT:
CITY/COUNTY OF __________________ )

    I HEREBY CERTIFY that on this _____ day of _________, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _______________, personally appeared Michael J. Brennan, the President and Chief Executive Officer of GENE LOGIC, INC., Tenant, and he acknowledged the foregoing First Amendment of Lease to be the act and deed of such corporation.

    WITNESS my hand and Notarial Seal.



                                  _______________________________
                                  Notary Public

My Commission expires:_______________

                                   EXHIBIT A

                                Expansion Space

                           SECOND AMENDMENT OF LEASE

    THIS SECOND AMENDMENT OF LEASE (this "Amendment") is made this 3rd day of July, 1997 by and between M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and GENE LOGIC, INC., a Delaware corporation ("Tenant").

                            Explanatory Statement

    A. Landlord and Tenant entered into a Lease Agreement dated May 7, 1997, as amended by a First Amendment of Lease dated June 27, 1997, but effective as of May 7, 1997 (collectively, the "Lease"), whereby Landlord leased to Tenant a portion of the Building constructed on land leased by Landlord and designated as Parcel M-2 (the "Land"), which portion contains fourteen thousand nine hundred ninety-two (14,992) rentable square feet (the "Leased Premises").

    B. The Lease provided for an initial term of six (6) months to expire on September 30, 1997 unless thereafter continued on a month-to-month basis until notice to terminate was provided or unless terminated earlier as a result of an Event of Default of the Lease by Tenant. Tenant has requested and Landlord has agreed, subject to the provisions set forth below, to extend the initial term of the Lease until 11:59 p.m. on November 30, 1997 (that is, an extension of two
(2) months). The parties desire, therefore, to set forth the modifications to the Lease as a result of the parties' agreement to so extend the Lease.

    C. Unless the context requires otherwise, any capitalized term not defined herein shall have the meaning given to it in the Lease.

    NOW, THEREFORE, in consideration of the Explanatory Statement which is a substantive part of this Amendment and of the mutual covenants and agreements set forth herein and in the Lease, the receipt, adequacy, and sufficiency of which the parties hereby acknowledge, the parties hereby covenant, promise, agree, represent and warrant as follows:

    1. Term. Wherever in Section 2 of the Lease the date of September 30, 1997 appears, it shall be deleted and in place thereof shall be inserted the date "November 30, 1997."

    2. Rent. In consideration of Landlord's agreement to extend the initial term for said two month period, Tenant shall pay, simultaneously with its execution hereof, the rent attributable to October, 1997 in the amount of Twenty-Two Thousand One Hundred Seventy-Five Dollars and Sixty-Seven Cents ($22,175.67). Said amount shall be paid to the Escrow Agent simultaneously with Tenant's execution of the Amendment. Future monthly installments, in like amounts and attributable to the months of November, 1997 and any months thereafter so long as the Lease shall be in effect shall be due and payable, without any deductions or setoffs, and without demand, in advance on the 25th day of each and every calendar month during the Lease Term and applicable to the next succeeding month (that is, rent for the month of November, 1997 shall be due on October 25, 1997). Notwithstanding the foregoing, the monthly rent may be paid, without penalty, on the first day of each month for which it is applicable, if paid by electronic wire transfer of funds or by certified check.

    3. Escrow Agreement. Section 4.3(i) shall be modified by (a) deleting from the second line thereof the date of "September 2, 1997" and substituting in place thereof the date of "November 2, 1997"; and (b) by deleting the date of "September 30, 1997" from the tenth line thereof and inserting in place thereof the date of "November 30, 1997".

    4. Holding Over. Section 9 of the Lease shall be amended by deleting therefrom the dollar amount of "$36,979.16" and substituting in place thereof the dollar amount of "$44,351.34".

    5. Successors and Assigns. The terms, covenants, conditions, and agreements contained in this Amendment shall bind and inure to the benefit of Tenant and Landlord and their respective successors and permitted assigns.

    6. Governing Law. This Amendment is made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

    7. Entire Agreement; Amendment; Counterparts. This Amendment sets forth all the covenants, promises, agreements, conditions or understandings among the parties to this Amendment, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among them other than as set forth in this Amendment or in the Lease. Except as amended hereby, the Lease remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

    8. Authority. Tenant represents and warrants to Landlord that the Lease and this Amendment were approved by all necessary parties and were validly executed by authorized officers of Tenant; and that the Lease, as amended hereby, remains binding upon and enforceable against Tenant in accordance with its terms.

    9. Contingency. This Amendment is specifically contingent on the execution of a purchase and sale agreement for the Land and Building (the "Contract") with Bio-Reliance Corporation (or an affiliate) in form approved by Landlord's lender, New England Life Pension Properties: A Real Estate Limited Partnership (the "Lender"). If the Contract in form approved by Lender has not been executed by the close of business on Thursday, July 24, 1997, this Amendment shall be null and void and of no further force and effect and the October rent shall be returned to Tenant by the Escrow Agent. Tenant may cancel this Amendment (and receive a full refund of the October rent) by written notice received by Landlord prior to Tenant receiving written notice that this contingency has been satisfied.

    IN WITNESS WHEREOF, Landlord and Tenant have respectfully signed this Second Amendment of Lease under seal as of the day and year first above written.

WITNESS/ATTEST:              M.O.R. XVIII ASSOCIATES LIMITED
                             PARTNERSHIP

                             By:  RA & DM, Inc., its general partner



_________________            By: /s/ Louis C. LaPenna            (SEAL)
                                ---------------------------------
                                Name: Louis C. LaPenna
                                     ----------------------------------
                                Title:  Treasurer
                                      ---------------------------------
                                                               LANDLORD

                         [SIGNATURES CONTINUED ON NEXT PAGE]

                             GENE LOGIC, INC.



_________________            By: /s/ Michael J. Brennan          (SEAL)
                                ---------------------------------
                                Michael J. Brennan, M.D., Ph. D
                                President and Chief Executive Officer

                                                                 TENANT

STATE OF MARYLAND            )
                             ) TO WIT:
CITY/COUNTY OF _____________ )

    I HEREBY CERTIFY that on this _____ day of July, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _______________, personally appeared _________________, ________________ of RA &
DM, Inc., the general partner of M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, Landlord, and she/he acknowledged the foregoing Second Amendment of Lease to be the act and deed of such limited partnership.

    WITNESS my hand and Notarial Seal.



                                  _______________________________________
                                  Notary Public

My Commission expires:_______________



STATE OF MARYLAND            )
                             ) TO WIT:
CITY/COUNTY OF _____________ )

    I HEREBY CERTIFY that on this _____ day of July, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _______________, personally appeared Michael J. Brennan, the President and Chief Executive Officer of GENE LOGIC, INC., Tenant, and he acknowledged the foregoing Second Amendment of Lease to be the act and deed of such corporation.

    WITNESS my hand and Notarial Seal.



                                  _______________________________________
                                  Notary Public

My Commission expires:_______________

                          THIRD AMENDMENT OF LEASE



    THIS THIRD AMENDMENT OF LEASE (this "Amendment") is made this 10th day of October, 1997 but shall be deemed effective as of October 1, 1997 (the "Effective Date") by and between M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and GENE LOGIC, INC., a Delaware corporation ("Tenant").


                           Explanatory Statement


    A. Landlord and Tenant entered into a Lease Agreement dated May 7, 1997 (the "Original Lease"), as amended by a First Amendment of Lease dated June 27, 1997, but effective as of May 7, 1997 (the "First Amendment") and by a Second Amendment of Lease dated July 3, 1997 and amended by letter agreements dated July 23, 1997 and July 30, 1997 (as so amended, the "Second Amendment") (collectively, the "Lease"), whereby Landlord leased to Tenant a portion of the Building constructed on land leased by Landlord and designated as Parcel M-2 (the "Land"), which portion contains fourteen thousand nine hundred ninety-two (14,992) rentable square feet (the "Existing Leased Premises").

    B. The Lease provided for an initial term of six (6) months to expire on September 30, 1997 unless thereafter continued on a month-to-month basis until notice to terminate was provided or unless terminated earlier as a result of an Event of Default of the Lease by Tenant. Pursuant to the Second Amendment, Landlord had agreed to extend such initial term to November 30, 1997. However, such agreement was contingent upon satisfaction of the conditions set forth in paragraph 9 of said Second Amendment. Such conditions were not satisfied and the extension set forth in said Second Amendment is, therefore, void.

    C. Tenant has requested and Landlord has agreed, subject to the provisions set forth below, to extend the initial term of the Lease until 11:59 p.m. on February 28, 1998 (that is, an extension of five (5) months).

    D. In addition, Tenant desires to expand the Existing Leased Premises by an additional 6,595 rentable square feet (the "Second Expansion Space") as more particularly described on Exhibit A attached hereto and incorporated by reference herein. The parties desire, therefore, to set forth the modifications to the Lease as a result of the parties' agreement to so extend the Lease and expand the Existing Leased Premises.

    E. Unless the context requires otherwise, any capitalized term not defined herein shall have the meaning given to it in the Lease.

    F. On October 1, 1997, Landlord's agent delivered to Tenant a notice of termination pursuant to which the Lease would terminate at 11:59 p.m. on November 30, 1997 (the "Termination Notice").

    NOW, THEREFORE, in consideration of the Explanatory Statement which is a substantive part of this Amendment and of the mutual covenants and agreements set forth herein and in the Lease, the receipt, adequacy, and sufficiency of which the parties hereby acknowledge, the parties hereby covenant, promise, agree, represent and warrant as follows:

    1. Term. Wherever in Section 2 of the Lease the date of September 30, 1997 appears, it shall be deleted and in place thereof shall be inserted the date "February 28, 1998."

    2. Expansion. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to Lease from Landlord the Second Expansion Space for a term commencing on October 1, 1997 and continuing until the expiration or sooner termination of the Lease.

    3. As Is Condition. Landlord shall deliver and Tenant shall accept the Second Expansion Space as of October 1, 1997 in "AS IS" condition. Therefore, from and after October 1, 1997, the term "Leased Premises" shall be deemed to include the Existing Leased Premises and the Second Expansion Space for an aggregate rentable square footage of twenty-one thousand five hundred eighty-seven (21,587).

    4. Rent. In consideration of Landlord's agreement to extend the initial term for said five (5) month period, Tenant shall pay, simultaneously with its execution hereof, the rent attributable to October, 1997 in the amount of Forty-Seven Thousand Nine Hundred Five Dollars and Fifteen Cents ($47,905.15) (that is, $26.63 per rentable square foot) of which amount Tenant previously paid to the Escrow Agent the sum of Twenty-Two Thousand One Hundred Seventy-Five Dollars and Sixty-Seven Cents ($22,175.67), leaving a net monthly rent amount due for October, 1997 of Twenty-Five Thousand Seven Hundred Twenty-Nine Dollars and Forty-Eight Cents ($25,729.48) (the "October Balance"). Said October Balance shall be paid to Landlord by Tenant simultaneously with Tenant's execution of this Amendment. Future monthly installments, in like amounts (i.e. $47,905.15) and attributable to the month of November, 1997 and any months thereafter so long as the Lease shall be in effect shall be due and payable, without any deductions or setoffs, and without demand, in advance on the 25th day of each and every calendar month during the Lease Term and applicable to the next succeeding month (that is, rent for the month of November, 1997 shall be due on October 25, 1997). Notwithstanding the foregoing, the monthly rent may be paid, without penalty, on the first day of each month for which it is applicable, if paid by electronic wire transfer of funds or by certified check.

    5. Security Deposit. In addition to the Security Deposit previously deposited with Escrow Agent and delivered by Escrow Agent to the Landlord, Tenant shall, simultaneously with its execution of this Amendment, deposit with the Landlord the additional sum of Seven Thousand Seven Dollars and Nineteen Cents ($7,007.19) (that is, $12.75 per rentable square foot) to be held as part of the Security Deposit under the Lease.

    6. Holding Over. Section 9 of the Lease (as amended) shall be further amended by deleting therefrom the dollar amount of "$44,351.34" and substituting in place thereof the dollar amount of "$95,810.30".

    7. Escrow Agreement. The parties acknowledge that the Contingency set forth in Section 12 of the Lease has been satisfied and all funds held by the Escrow Agent have been delivered to the Landlord for application in accordance with Section 4.3 the Lease. Therefore, Sections 4.3 and 12 of the Lease are of no further force and effect and the Escrow Agent is fully and finally released and discharged from any and all duties, obligations and liabilities arising in connection with the Lease.

    8. Successors and Assigns. The terms, covenants, conditions, and agreements contained in this Amendment shall bind and inure to the benefit of Tenant and Landlord and their respective successors and permitted assigns.

    9. Governing Law. This Amendment is made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

    10. Entire Agreement; Amendment; Counterparts. This Amendment sets forth all the covenants, promises, agreements, conditions or understandings among the parties to this Amendment, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among them other than as set forth in this Amendment or in the Lease. Except as amended hereby, the Lease remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

    11. Authority. Tenant represents and warrants to Landlord that the Lease and this Amendment were approved by all necessary parties and were validly executed by authorized officers of Tenant; and that the Lease, as amended hereby, remains binding upon and enforceable against Tenant in accordance with its terms.

    12. Notice. At such time as this Amendment is fully executed and Tenant has made all payments required of it hereunder, the Termination Notice shall be deemed rescinded and of no further force and effect. The offer represented by this Amendment shall expire and be of no further force and effect unless executed by Tenant and submitted to Landlord, together with all funds called for herein, on or before noon on Friday, October 10, 1997.

    IN WITNESS WHEREOF, Landlord and Tenant have respectfully signed this Third Amendment of Lease under seal as of the day and year first above written, intending to be bound as of the Effective Date.

WITNESS/ATTEST:                   M.O.R. XVIII ASSOCIATES LIMITED
                                  PARTNERSHIP

                                  By:  RA & DM, Inc., its general partner


____________________________      By: /s/ Louis C. LaPenna        (SEAL)
                                     -----------------------------
                                  Name: Louis C. LaPenna
                                       ---------------------------------
                                  Title:  Treasurer
                                         -------------------------------

                                                               LANDLORD

                                  GENE LOGIC, INC.


____________________________      By: /s/ Michael J. Brennan      (SEAL)
                                     -----------------------------
                                     Michael J. Brennan, M.D., Ph. D
                                     President and Chief Executive Officer

                                                                TENANT

STATE OF MARYLAND               )
                                )TO WIT:
CITY/COUNTY OF _________________)

    I HEREBY CERTIFY that on this _____ day of October, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _______________, personally appeared _________________, ________________ of RA &
DM, Inc., the general partner of M.O.R. XVIII ASSOCIATES LIMITED PARTNERSHIP, Landlord, and she/he acknowledged the foregoing Third Amendment of Lease to be the act and deed of such limited partnership.

    WITNESS my hand and Notarial Seal.



                                  _____________________________________
                                  Notary Public

My Commission expires:_______________

STATE OF MARYLAND               )
                                )TO WIT:
CITY/COUNTY OF _________________)

    I HEREBY CERTIFY that on this _____ day of October, 1997, before me, the subscriber, a Notary Public of the State of Maryland, City/County of _______________, personally appeared Michael J. Brennan, the President and Chief Executive Officer of GENE LOGIC, INC., Tenant, and he acknowledged the foregoing Third Amendment of Lease to be the act and deed of such corporation.

    WITNESS my hand and Notarial Seal.



                                  _____________________________________
                                  Notary Public

My Commission expires:_______________